                                                                  EXHIBIT 21.1

                     VITRONICS CORPORATION AND SUBSIDIARIES

    The following is a list of the Company's subsidiaries:

                                                                                   PERCENTAGE OF VOTING SECURITIES
                                                                                         OWNED BY VITRONICS
NAME                                           ORGANIZED UNDER LAWS OF           CORPORATION AS OF DECEMBER 31, 1996
--------------------------------------  --------------------------------------  -------------------------------------

Vitronics Europe Limited                          United Kingdom                                    100%

Vitronics Foreign Sales Corporation                 Barbados                                        100%

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